UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2011 (December 22, 2011)

Whitestone REIT Operating Partnership, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53966	76-0594968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (713) 827-9595

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2011, Whitestone REIT (the "Company"), through a subsidiary of the company's operating partnership, Whitestone REIT Operating Partnership, L.P.(the “Operating Partnership”), completed the acquisition of Phase I of The Pinnacle of Scottsdale (“Pinnacle”), a 113,108 square foot, 100% leased community center in North Scottsdale, Arizona. Pinnacle was purchased from an unrelated third party, Scottsdale Pinnacle LP, for a purchase price of approximately $29 million, including the assumption of a $14 million mortgage loan. The remainder of the purchase price was funded with cash.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2011, in connection with the acquisition of Pinnacle, a subsidiary of the Operating Partnership assumed a mortgage loan with a remaining principal amount of $14 million and paid an assumption fee of 1% of the remaining principal balance. The loan is scheduled to mature on June 1, 2013 and bears an interest rate of 5.695% per annum. The terms of the loan require monthly payments of both principal and interest of approximately $91,000. The loan is a non-recourse loan secured by a first lien deed of trust on Pinnacle and a limited guaranteed by the Company and the Operating Partnership.

The loan documents contain customary terms and conditions, including, without limitation, affirmative and negative covenants such as information reporting requirements, insurance requirements and a minimum debt service coverage ratio. The loan documents also contain customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may not be prepaid prior to one month before the maturity date.

Item 7.01 Regulation FD Disclosure.

On December 22, 2011, the Company issued a press release announcing the acquisition of Pinnacle. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall no be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information that are required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated December 22, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT Operating Partnership, L.P.
(Registrant)

December 23, 2011	/s/ DAVID K. HOLEMAN
(Date)	David K. Holeman Chief Financial Officer

EXHIBIT INDEX

99.1	Whitestone REIT Press Release dated December 22, 2011.